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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement of Parametric Technology Corporation on Form S-3 of our reports dated October 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Parametric Technology Corporation as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997 and 1996, which reports are included or incorporated by reference in the Annual Report on Form 10-K of Parametric Technology Corporation for the year ended September 30, 1998. We also consent to the reference to our firm under the caption "Experts."

                                           /s/ PricewaterhouseCoopers LLP
                                          ---------------------------------
                                             PricewaterhouseCoopers LLP

Boston, Massachusetts

March 26, 1999